As filed with the Securities and Exchange Commission on December 4, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Constar International Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-1889304
(State or other jurisdiction of incorporation or organization)	(I.R.S employer Identification No.)

One Crown Way, Philadelphia, PA	19154
(Address of Principal Executive Offices)	(Zip Code)

2009 Equity Compensation Plan

(Full title of the plan)

Michael J. Hoffman

President, Chief Executive Officer

Constar International Inc.

One Crown Way

(Name and address of agent for service)

(215) 552-3700

(Telephone number, including area code, of agent for service)

COPY TO:

Jonathan A. Clark, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $.01 per share	129,629 shares	$18.25	$2,365,729.25	$132.01

(1)	This registration statement registers the issuance of 129,629 shares of Common Stock (the “Common Stock”) of Constar International Inc. (the “Company”), par value $0.01 per share, all of which are issuable pursuant to the Constar International Inc. 2009 Equity Compensation Plan (the “Plan”).
(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Plan and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Common Stock in the over-the-counter market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a) The Company’s annual report on Form 10-K for the year ended December 31, 2008;

(b) The Company’s quarterly reports for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

(c) The Company’s current reports on Form 8-K filed on January 6, 2009, February 17, 2009, May 20, 2009, June 1, 2009, June 4, 2009, September 23, 2009 and November 9, 2009;

(d) The description of the Company’s Common Stock contained in the registration statement on Form 8-A, filed on June 1, 2009, including any amendment or report filed for the purpose of updating such description; and

(e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Securities and Exchange Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of Title 8 of the Delaware Code (“Section 145”) gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code. All of the Company’s directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

24	Power of Attorney (contained in the signature pages below).

Item 9.	Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

Undertakings required by Item 512(b) of Regulation S-K

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on this 4th day of December, 2009.

CONSTAR INTERNATIONAL INC.

By:	/S/ MICHAEL J. HOFFMAN
Michael J. Hoffman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael J. Hoffman and J. Mark Borseth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MICHAEL J. HOFFMAN Michael J. Hoffman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2009

/S/ J. MARK BORSETH J. Mark Borseth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 4, 2009

Signature	Title	Date

/S/ MICHAEL J. BALDUINO	Director	December 4, 2009
Michael J. Balduino

/S/ ERIC A. BALZER	Director	December 4, 2009
Eric A. Balzer

/S/ LAWRENCE V. JACKSON	Director	December 4, 2009
Lawrence V. Jackson

/S/ RUTH J. MACK	Director	December 4, 2009
Ruth J. Mack

/S/ L. WHITE MATTHEWS, III	Director	December 4, 2009
L. White Matthews, III